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                                                                  EXHIBIT 12-21

                           THE DETROIT EDISON COMPANY
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                               Twelve Months Ended December 31
                                              ------------------------------------------------------------------
                                                2004          2003          2002          2001          2000
                                              ----------    ----------    ----------    ---------     ----------
(Millions of Dollars)

EARNINGS:
    Pretax earnings.......................       $214         $397         $534           $320         $586
    Fixed charges.........................        294          294          322            314          311
                                                 ----         ----         ----           ----         ----
NET EARNINGS                                     $508         $691         $856           $634         $897
                                                 ----         ----         ----           ----         ----


FIXED CHARGES:
    Interest expense......................       $280         $284         $319           $306         $277
       Adjustments........................         14           10            3              8           34
                                                 ----         ----         ----           ----         ----
FIXED CHARGES                                    $294         $294         $322           $314          311
                                                 ----         ----         ----           ----         ----
Ratio of earnings to fixed charges               1.73         2.35         2.66           2.02         2.88
                                                 ====         ====         ====           ====         ====

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